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                                                                  EXHIBIT 10.21

                                 PROMISSORY NOTE


$921,345.24                                                        May 12, 1999

         For value received, STANWICH FINANCIAL SERVICES, CORP. (the "MAKER"), a Rhode Island corporation, promises to pay to the order of NAB ASSET CORPORATION (the "HOLDER"), a Texas corporation, the principal amount of Nine Hundred Twenty-one Thousand Three Hundred Forty-five and 24/100 Dollars ($921,345.24) in accordance with the terms of this Note.

         1. Payment of Principal. The principal of this Note shall be payable in full on September 30, 2000.

         2. Interest. The unpaid principal of this Note outstanding from time to time shall bear interest, beginning as of the date hereof, at an annual rate of sixteen percent (16%), computed on the basis of a 365-day year and continuing until the principal hereof is repaid in full. Interest shall be payable in arrears quarterly beginning on September 30, 1999.

         3. Prepayments. The Maker may prepay this Note in whole or, from time to time, in part without penalty or premium. All such prepayments shall be applied against the required installments of principal in order of maturity thereof.

         4. Place of Payments. All payments of principal and interest under this Note shall be made to the order of Holder at the address specified in numbered paragraph 12 hereof.

         5. Default; Acceleration.  Maker agrees that:

         (i) if any installment of principal or interest under this Note shall not be paid when it is due and payable, and such failure to pay is not cured within fifteen (15) days after notice from Holder of such failure to pay; or

         (ii) if Maker shall suffer or permit the filing by or against the Maker of any petition for adjudication, arrangement, reorganization or the like under any bankruptcy or insolvency law (and, in the case of an involuntary proceeding the same is not dismissed within 30 days), make an assignment for the benefit of creditors or suffer or permit the appointment of a receiver for any part of Maker's property, then, upon the happening of any such event (specified in items (i) and (ii), above), the entire indebtedness and accrued interest thereon due under this Note shall, at the option of the Holder, accelerate and become immediately due and payable without notice.

         6. Cost of Collection. The Maker shall reimburse the Holder for all reasonable costs and expenses, including reasonable attorneys' fees, which may be incurred by the Holder in collecting any amounts due hereunder.

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         7. Loss, Theft, Destruction or Mutilation of Note. Upon receipt by the
Maker of evidence reasonably satisfactory to the Maker of the loss, theft, destruction or mutilation of this Note, and of indemnity or security reasonably satisfactory to the Maker, and upon reimbursement to the Maker of all reasonable expenses incidental thereto, and upon surrender and cancellation of this Note, if mutilated, the Maker will make and deliver a new note of like tenor in lieu of this Note. Any note made and delivered in accordance with the provision of this paragraph shall be dated as of the date to which interest has been paid on this Note, or if no interest has theretofore been paid on this Note, then dated the date hereof.

         8. Governing Law. This Note shall be construed in accordance with and governed by the laws of the State of California, without regard to principles of conflicts of laws.

         9. Successors and Assigns. All the covenants, stipulations, promises and agreements contained in this Note by or on behalf of the Maker or the Holder and all rights of the Maker or the Holder contained in this Note shall bind or inure to their respective successors, assigns, heirs and personal representatives, whether so expressed or not.

         10. Cumulative Remedies. No course of dealing, or any delay or omission of the Holder to exercise any right or power hereunder (including, without limitation, any right or power arising from any default or failure of performance of the Maker), shall exhaust, impair, waive or otherwise prejudice any such right or power or prevent its exercise. Every right and remedy given to the Holder hereunder, by any and all agreements executed and delivered in connection herewith or by law may be exercised from time to time as often as the Holder may deem expedient. No waiver by the Holder of any such default, whether such waiver be full or partial, shall extend to or be taken to affect any subsequent default, or to impair the rights resulting therefrom except as may be otherwise expressly provided herein. No remedy hereunder is intended to be exclusive of any other remedy but each and every remedy shall be cumulative and in addition to any and every other remedy given hereunder or otherwise existing.

         11. Headings. The headings of the paragraphs of this Note are inserted for convenience only and shall not be deemed to constitute a part hereof.

         12. Notices. All notices, requests, demands and other communications hereunder must be in writing and shall be deemed to have been duly given if delivered by hand or mailed by first class, registered or certified mail, return receipt requested, postage and registry fees prepaid, and addressed as follows:

            (a) If to Maker:  Stanwich Financial Services Corp.
                              One Stamford Landing
                              62 Southfield Avenue
                              Stamford, CT 06902

                              Attn: President

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           (b) If to Holder:  NAB Asset Corporation
                              23361 Madero
                              Mission Viejo, CA 92691

                              Attn: Chief Financial Officer

Any of the foregoing parties by notice in writing mailed to the other parties may change the name and address to which notices, requests, demands and other communications to it or him shall be mailed.

         13. Consideration. This Note evidences the following indebtedness of the Maker to the Holder: a loan made by the Holder to the Maker on the date hereof.

         IN WITNESS WHEREOF, the Maker has signed this Note by a duly authorized officer and dated it as of the day and year first above written.

                                      STANWICH FINANCIAL SERVICES CORP.


                                      By: /s/ Charles E. Bradley
                                        ---------------------------------------
                                      Name: Charles E. Bradley, Sr.
                                      Title: President